Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
CITIGROUP, INC.                             52-1568099      543,291,731
SOCIETE GENERALE                            13-3557071      587,642,964
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      310,642,528
ICAP CORPORATES                             00-0000000      408,036,985
BARCLAYS CAPITAL INC.                       05-0346412      296,049,838
DEUTSCHE BANK SECURITIES, INC.              13-2730328      297,240,173
JPMORGAN CHASE & CO.                        13-3224016      254,351,640
BANK OF AMERICA SECURITIES LLC              56-2058405      284,612,018
BNP PARIBAS SECURITIES CORP.                13-3235334      304,364,635
WELLS FARGO BANK                            41-0449260      246,124,106






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
CITIGROUP, INC.                             52-1568099      115,343,250
SOCIETE GENERALE                            13-3557071          360,461
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485      209,250,932
ICAP CORPORATES                             00-0000000              626
BARCLAYS CAPITAL INC.                       05-0346412       73,322,823
DEUTSCHE BANK SECURITIES, INC.              13-2730328       47,715,057
JPMORGAN CHASE & CO.                        13-3224016       69,283,195
BANK OF AMERICA SECURITIES LLC              56-2058405       33,148,774
BNP PARIBAS SECURITIES CORP.                13-3235334        2,248,440
WELLS FARGO BANK                            41-0449260        5,770,520




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    5,468,724,221 D. Total Sales: 657,963,442

                               SCREEN NUMBER : 12